Exhibit 10.21.2

SECOND AMENDMENT TO THE

PEPCO HOLDINGS, INC.

2012 LONG-TERM INCENTIVE PLAN

This Second Amendment (this “Second Amendment”) to the Pepco Holdings, Inc. 2012 Long-Term Incentive Plan, as amended (the “Plan”) is made by PEPCO HOLDINGS, INC., a Delaware corporation (the “Company”), effective as of the closing of the merger with Exelon Corporation (the “Amendment Effective Date”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan.

WHEREAS, the Plan was originally established by the Company and approved by the stockholders of the Company effective as of May 18, 2012, and was amended effective March 28, 2014; and

WHEREAS, Section 16 of the Plan provides that the Board may amend the Plan at any time, subject to certain exceptions; and

WHEREAS, the Company has entered into an Amended and Restated Agreement and Plan of Merger, dated July 18, 2014 (the “Merger Agreement”), by and among the Company, Exelon Corporation, a Pennsylvania corporation (“Exelon”), and Purple Acquisition Corp., a Delaware corporation and an indirect, wholly owned subsidiary of Exelon (“Merger Sub”), providing for the merger of Merger Sub with and into the Company, (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Exelon, which was approved by the stockholders of the Company at a special meeting held on September 23, 2014; and

WHEREAS, Section 4.3 of the Merger Agreement sets forth provisions for the settlement of Awards that are outstanding as of the effective time of the Merger; and

WHEREAS, the Compensation/Human Resources Committee of the Board has recommended, and the Board has determined, that it is in the best interests of the Company to amend the Plan as set forth herein to give effect to the provisions of Section 4.3 of the Merger Agreement.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to Section 16 of the Plan, the provisions of the Plan and each Award outstanding under the Plan as of the Amendment Effective Date (collectively, the “Outstanding Awards”), are hereby deemed amended to the extent required to permit each such Outstanding Award to be settled in accordance with the terms set forth in Section 4.3 of the Merger Agreement; and be it

FURTHER RESOLVED, that, effective as of the Amendment Effective Date, each reference in the Plan to “this Plan”, “hereunder”, “hereof” or words of like import referring to the Plan, shall mean and be a reference to the Plan, as amended by this Second Amendment; and be it

FURTHER RESOLVED, that, effective as of the Amendment Effective Date, the amendment to the Plan as provided in this Second Amendment shall (i) apply to and be binding upon each Participant with respect to any and all Outstanding Awards granted to such Participant, and (ii) be deemed to supersede any conflicting provision contained in any agreement with respect to an Outstanding Award.

[Signature page appears on following page]

IN WITNESS THEREOF, the Company has caused this Second Amendment to be signed this 26th day of February, 2015.

ATTEST:		Pepco Holdings, Inc.

By:	/s/ JANE K. STORERO	By:	/s/ JOSEPH M. RIGBY
	Jane K. Storero		Joseph M. Rigby
	Secretary		Chairman of the Board, President and Chief Executive Officer